UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2012

Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive

North Miami Beach, Florida 33179

(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

Equity One, Inc., a Maryland corporation (the “Company” or “Equity One”), is hereby providing the fair value of its investment property as defined by International Financial Reporting Standards (“IFRS”) IAS 40, “Investment Property” as of December 31, 2011 (which property consists of the Company’s income producing properties and properties held for development and sale). The Company has agreed to provide this information to Gazit-Globe Ltd. (“Gazit”), its major indirect stockholder, in connection with Gazit’s financial reports which are prepared in accordance with IFRS.

IFRS permits fair value accounting for Investment Property. In addition, in accordance with IFRS, the value of straight-line rent receivables, deferred costs and intangible assets and liabilities related to income-producing property are not presented separately since they are included within the fair values of income-producing property.

The Company recently completed a valuation review at December 31, 2011 to determine the fair value of its existing investment property portfolio. Fair value was determined using either the projected cash flows discounted at a rate commensurate with management’s assessment of the risk involved or by external appraisal. Based upon this review, Equity One determined that as of December 31, 2011, the fair value of its investment property was approximately $3.3 billion.

The determination of these values required management to make significant estimates and assumptions, and the actual values achieved in the event of any disposition of investment property may differ from the values incorporated into the fair value determination.

The shopping center in our portfolio with the highest fair value is the Serramonte Shopping Center located in Daly City, California with a value of approximately $239.0 million as of December 31, 2011.

In addition, the Company is hereby providing certain information that it has agreed to provide to Gazit in connection with Gazit’s financial reports which are prepared in accordance with IFRS, as required by the Disclosure Guideline Regarding Investment Property Activity issued in January 2011 by the Israel Security Authority (the “ISA Disclosure Guideline”). Some of this information is provided by geographical region, as defined by the ISA Disclosure Guideline. Our geographical regions for purposes of these disclosure requirements have been defined as: South Florida, which includes Miami-Dade, Broward and Palm Beach counties, as well as the FloridaTreasure Coast (consisting of Cape Coral, Ft. Myers, Naples, Jupiter, Stuart and Port St. Lucie); Southeast, which includes all of Florida (excluding South Florida), Alabama, Georgia, South and North Carolina, Louisiana, Tennessee and Mississippi; Northeast, which includes New York, Massachusetts, Connecticut, Maryland and Virginia; and West Coast, which includes Arizona and California. The disclosures include eight and two properties that are proportionally consolidated under IFRS in 2011 and 2010, respectively. The following information has been provided to Gazit in connection with the ISA Disclosure Guideline:

1. Fair Value of Income-Producing Properties (1)

The fair value of income producing properties at December 31, 2011 and 2010 was as follows:

Region	December 31,
	2011		2010
	Consolidated	Entity’s Share (2)	Consolidated	Entity’s Share (2)
	In thousands
South Florida	$1,016,015	$1,015,073	$1,014,231	$1,012,815
Southeast	852,795	852,216	1,308,559	1,302,242
Northeast	545,885	545,885	368,550	368,080
West Coast	777,153	772,527	58,110	53,758

Total	$3,191,848	$3,185,701	$2,749,450	$2,736,895

(1)	Income-producing properties do not include developments and land held for sale, but include six non-retail properties with an aggregate GLA of 45,700 and 43,600 square meters at December 31, 2011 and December 31, 2010, respectively.
(2)	Represents the portion attributable to Equity One.

2. IFRS Basis Revaluation Gain and Loss (1)

The IFRS basis revaluation gain and (loss) of income producing properties for the years ended December 31, 2011 and 2010 was as follows (2):

Region	Year ended December 31,
	2011		2010
	Consolidated	Entity’s Share (3)	Consolidated	Entity’s Share (2)
	In thousands
South Florida	$10,129	$10,177	$13,965	$14,229
Southeast	(58,483)	(58,027)	(69,181)	(68,710)
Northeast	(4,301)	(4,211)	9,264	9,013
West Coast	35,356	34,932	—	—

Total	$(17,299)	$(17,129)	$(45,952)	$(45,468)

(1)	Revaluation gain and (loss) is computed as the increase or decrease in the fair value of the respective property less any capital expenditures made during the respective period.
(2)	Income-producing properties do not include developments and land held for sale, but include six non-retail properties with an aggregate GLA of 45,700 and 43,600 square meters at December 31, 2011 and December 31, 2010, respectively.
(3)	Represents the portion attributable to Equity One.

3. Monthly Minimum Rent per Square Meter for Leases Signed

The weighted average monthly minimum rent per square meter for leases signed during the years ended December 31, 2011 and 2010 was as follows for income producing properties (1):

	Year ended December 31,
Region	2011	2010
South Florida	$15.42	$12.27
Southeast	10.46	9.28
Northeast	14.84	14.01
West Coast	25.79	—

(1)	The weighted average monthly minimum rent per square meter for leases signed during the respective period is not presented on a same space basis. Income-producing properties do not include developments and land held for sale, but include six non-retail properties with an aggregate GLA of 45,700 and 43,600 square meters at December 31, 2011 and December 31, 2010, respectively.

The range of average monthly minimum rent per square meter for leases signed during the period on a lease-by-lease basis that were included in the calculation above is disclosed below (1):

Region	Year ended December 31,
	2011		2010
	Minimum	Maximum	Minimum	Maximum
South Florida	$7.62	$42.75	$6.50	$44.01
Southeast	0.72	31.72	3.14	29.93
Northeast	11.21	22.42	14.01	14.01
West Coast	9.19	60.48	—	—

(1)	The average monthly minimum rent per square meter for leases signed during the respective period is not presented on a same space basis.

4. Net Operating Income of Properties Acquired (1)

The net operating income of properties acquired during the years ended December 31, 2011 and 2010 was as follows:

	Year ended December 31,
	2011	2010
Region	In thousands
South Florida	$1,127	$2,128
Southeast	—	476
Northeast	2,359	2,798
West Coast(2)	46,441	—

(1)	Net operating income is computed by adding minimum rent, percentage rent and expense recovery revenue less property operating expenses which, under IFRS, does not include amortization of deferred common area maintenance costs. Net operating income does not include management and leasing services revenue, rental property depreciation and amortization and general and administrative expenses. The net operating income included in the table above represents the net operating income from the date of acquisition through the end of the respective year. In 2010, properties acquired exclude the results of one Arizona property and two California properties that were purchased in December 2010.

(2)	Approximately $17.6 million of the net operating income, which includes $25.4 million in minimum rent, percentage rent and expense recovery revenue, is attributable to the Serramonte Shopping Center.

The annualized net operating income of properties acquired in the years ended December 31, 2011 and 2010 was as follows (1):

	Year ended December 31,
	2011	2010
Region	In thousands
South Florida	$3,426	$4,431
Southeast	—	1,426
Northeast	9,494	5,103
West Coast	46,746	—

(1)	Net operating income is computed by adding minimum rent, percentage rent and expense recovery revenue less property operating expenses which, under IFRS, does not include amortization of deferred common area maintenance costs. Net operating income does not include management and leasing services revenue, rental property depreciation and amortization and general and administrative expenses. The net operating income included in the table above reflects the actual net operating income from the date of acquisition of each applicable property through the end of the respective year which was then annualized. In 2010, properties acquired exclude the results of one Arizona property and two California properties that were purchased through joint ventures in December 2010.

The information contained in this report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2012	EQUITY ONE, INC.

	By:	/s/ Mark Langer
Mark Langer
Executive Vice President and Chief Financial Officer (Principal Financial Officer)